UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2010

Hot Topic, Inc.
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	0-28784 (Commission File Number)	77-0198182 (I.R.S. Employer Identification No.)

18305 E. San Jose Avenue City of Industry, California (Address of principal executive offices)		91748 (Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02          Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is a copy of a press release that Hot Topic, Inc. issued on November 3, 2010, containing certain financial information for the third quarter ended October 30, 2010.

The information in this Item 2.02 and the corresponding exhibit are being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

In addition, the information set forth in Item 2.06 below is incorporated by reference herein.

Item 2.06          Material Impairments.

On October 29, 2010, Hot Topic, Inc. concluded that the assets related to its ShockHound concept have become impaired.  Consequently, the company’s third quarter results will include a non-cash asset impairment charge of approximately $3 million pre-tax, or $0.04 per diluted share, as part of selling, general and administrative expenses.  ShockHound, the company’s e-space music concept, was launched in the third quarter of fiscal 2008.  The company concluded that the non-cash impairment charge was appropriate as a result of slower than expected revenue growth from ShockHound.

Item 9.01          Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description
99.1	Press Release of Hot Topic, Inc. dated November 3, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

	By:	/s/ JAMES MCGINTY
James McGinty Chief Financial Officer

Date: November 3, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Hot Topic, Inc. on November 3, 2010.